UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2024

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Debt Does Deals, LLC (d/b/a Be My Neighbor)

On September 8, 2024 (the “Closing Date”), reAlpha Tech Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Acquisition Agreement”), with Debt Does Deals, LLC (d/b/a Be My Neighbor), a Texas limited liability company (“Be My Neighbor”), Christopher Bradley Griffith and Isabel Williams (each, a “Seller,” and collectively, the “Sellers”), pursuant to which the Company acquired from the Sellers 100% of the membership interests of Be My Neighbor, a mortgage brokerage company, that were outstanding immediately prior to the execution of the Acquisition Agreement (the “Acquisition”).

In exchange for all of the membership interests of Be My Neighbor outstanding immediately prior to the execution of the Acquisition Agreement, and pursuant to the terms and subject to the conditions of the Acquisition Agreement, the Company agreed to pay the Sellers an aggregate purchase price of up to $6,000,000, subject to the adjustments described below to each of the Earn-Out Payments (as defined below) provided in the Acquisition Agreement, consisting of: (i) $1,500,000 in cash paid on the Closing Date, with each Seller receiving a cash amount in proportion to each of their membership interest percentage in Be My Neighbor; (ii) $1,500,000 in restricted shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or 1,146,837 shares of restricted Common Stock at a price of $1.31 per share, calculated based on the volume weighted average price of the Common Stock as reported on the Nasdaq Capital Market for the seven (7) consecutive trading days ending on the trading day immediately prior to the Closing Date, to be issued within 90 days from the Closing Date and with each Seller receiving an amount of shares of Common Stock in proportion to each of their membership interest percentage in Be My Neighbor (the “Buyer Shares”); and (iii) up to an aggregate of $3,000,000 in potential earn-out payments, payable in three tranches of up to $500,000, $1,000,000 and $1,500,000, respectively, in cash or restricted shares of Common Stock, at the Company’s sole discretion, each of which is calculated based on a formula set forth in the Acquisition Agreement and subject to the achievement of certain financial metrics by Be My Neighbor for three successive measurement periods of 12 months, with the first measurement period ending 12 months after the Closing Date (collectively, the “Earn-Out Payments,” and each, an “Earn-Out Payment”). Specifically, each Earn-Out Payment will be payable in full if Be My Neighbor achieves certain revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) thresholds for each of the measurement periods, each of which is payable within 120 days of the end of a measurement period. If Be My Neighbor does not meet the revenue and EBITDA threshold in a measurement period, a pro-rated amount of the Earn-Out Payment for such measurement period will be paid to Be My Neighbor based on the actual revenue and EBITDA achieved and in accordance with the formula set forth in the Acquisition Agreement. Further, if Be My Neighbor exceeds such revenue and EBITDA thresholds during any measurement period, the Earn-Out Payment for such measurement period will not be capped and will be increased accordingly based on the formula set forth in the Acquisition Agreement.

The Buyer Shares, and any shares of Common Stock issued as payment for an Earn-Out Payment (collectively, the “Shares”), if any, will be subject to a restrictive period of 180 days following the date of their respective issuances, during which period each Seller will not be able to dispose, assign, sell and/or transfer such Shares. The aggregate amount of Shares issuable under the Acquisition Agreement, for purposes of complying with Nasdaq Listing Rule 5635(a), may in no case exceed 19.99% of the Company’s issued and outstanding shares of Common Stock immediately prior to the execution of the Acquisition Agreement, or 8,880,383 shares of Common Stock (the “Cap Amount”), subject to stockholder approval of any shares exceeding such amount. In the event the Shares issuable thereunder exceed the Cap Amount, the Company will pay the Sellers cash in lieu of such excess shares of Common Stock, based on a formula set forth in the Acquisition Agreement.

Following the closing of the Acquisition, the Sellers are required to indemnify the Company and its affiliates for any liability, damages, losses, costs and/or expenses arising out of breaches by the Sellers of their respective covenants and certain other matters specified in the Acquisition Agreement, subject to certain limitations and exclusions as identified therein. The Company also has the right to set-off any amount owed to the Sellers in connection with the Acquisition Agreement, including Earn-Out Payments, against the obligations and liabilities of the Sellers or Be My Neighbor to the Company under the Acquisition Agreement The Acquisition Agreement also contains representations and warranties, covenants, conditions, and no-solicitation and non-compete provisions, in each case, customary for transactions of this type.

The foregoing description of the Acquisition Agreement in this Current Report on Form 8-K (this “Form 8-K”) does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.01 to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 to the extent required. The Shares issuable under the Acquisition Agreement, when issued, will be issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) because such issuances will not involve a public offering, the recipient will take the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients are sophisticated investors. The Shares are subject to transfer restrictions, and the book-entry records evidencing the Shares contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

On August 28, 2024, pursuant to agreements entered into with certain service providers, the Company issued an aggregate of 83,000 shares of Common Stock for the services rendered to the Company, which were issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act because such issuances did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients are sophisticated investors. The securities are subject to transfer restrictions, and the book-entry records evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

As of the date of this Form 8-K, there are 44,424,130 shares of Common Stock issued and outstanding.

Item 8.01 Other Events.

On September 9, 2024, the Company issued a press release announcing the transaction described in Item 1.01 of this Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated into this Item 8.01 of this Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company has determined that the Acquisition will not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, financial statements contemplated by Item 9.01 of Form 8-K are not required to be reported by Form 8-K with respect to the Acquisition.

(b) Pro forma financial information.

The Company has determined that the Acquisition will not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, pro forma financial information contemplated by Item 9.01 of Form 8-K is not required to be reported by Form 8-K with respect to the Acquisition.

(d) Exhibits

Exhibit Number	Description

2.1*+	Membership Interest Purchase Agreement, dated as of September 8, 2024, among reAlpha Tech Corp., Debt Does Deals, LLC (d/b/a Be My Neighbor), Christopher B. Griffith and Isabel Williams.
99.1**	Press Release, dated September 9, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.
+	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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